Exhibit 99.1

NeuroMetrix, Inc. Reports First Quarter 2005 Results; Revenues of $6.8 Million Attained

WALTHAM, Mass.—(BUSINESS WIRE)—April 27, 2005—NeuroMetrix, Inc. (Nasdaq: NURO), a medical device company focused on the design, development and sale of proprietary products used to diagnose neuropathies, or diseases of the nerves, announced today the financial results for the three month period ended March 31, 2005, the Company’s first quarter.

Total revenues for the first quarter of 2005 were $6.8 million, compared with $3.0 million for the first quarter of 2004, representing an increase of 124%.  The gross margin percentage for the first quarter of 2005 was 73.2% of revenues compared to 72.7% of revenues for the first quarter of 2004. Revenues for the three months ended March 31, 2005 were 88% derived from biosensor sales and 12% derived from diagnostic device sales with a gross margin of 73.3% and 73.0% of revenues, respectively. By comparison, revenues for the three months ended March 31, 2004 were 89% derived from biosensor sales and 11% derived from diagnostic device sales with a gross margin of 74.2% and 60.3% of revenues, respectively.

The net loss for the first quarter of 2005 was $(596,300), compared to a net loss of $(780,000) in the same period of 2004.

Cash and cash equivalents, short-term investments and long-term investments totaled $29.9 million as of March 31, 2005, compared with $30.0 million as of December 31, 2004.

Shai N. Gozani, M.D., Ph.D., NeuroMetrix’s President and CEO commented, “During the first quarter of 2005, we continued to deliver solid financial performance as a result of continued market adoption of the NC-stat System.  Our revenue growth compared with the same period a year ago was driven by both the acquisition of new customers and increased disposable biosensor consumption within our existing customer base.  A total of 137,600 biosensors were consumed by customers during the first quarter of 2005, an increase of 96% over the 70,300 biosensors consumed in the first quarter of 2004.  We continued to expand our direct sales force and our independent sales agency network, with a total of 28 regional sales managers and over 400 independent sales agents at the end of the first quarter of 2005. On the business development front, we entered into an education and development program agreement with Eli Lilly to increase market awareness of the diagnosis and treatment of diabetic peripheral neuropathy and to increase physician exposure to the NC-stat System.  We are pleased to have a relationship with one of the premier global health care companies in the diabetes field.”

Company to Host Live Conference Call and Webcast

The Company’s management team will host a live conference call and webcast at 2:00 p.m. Eastern time on April 27, 2005 to discuss the Company’s financial results for the first quarter ended March 31, 2005. In addition, the Company may answer questions concerning business and financial developments and trends, and other business and financial matters affecting the Company.

The conference call may be accessed in the United States by dialing 1-800-299-9630 and using the confirmation code 50964971.  Internationally, the conference call may be accessed by dialing 1-617-786-2904, and using the same confirmation code. The webcast, along with the earnings press release and accompanying financial and operating statistics, will be accessible from the Company’s website at www.neurometrix.com under the “Investors” tab.

A replay of the webcast will be available two hours after the call by dialing 1-888-286-8010, domestically and 1-617-801-6888, internationally. The confirmation code to access the replay is 22595656.

About NeuroMetrix

NeuroMetrix is a medical device company establishing a new standard of care through the design, development and sale of proprietary products used to diagnose neuropathies. Neuropathies are diseases of the peripheral nerves and parts of the spine that frequently are caused by or associated with diabetes, low back pain and carpal tunnel syndrome, as well as other clinical disorders.  The NC-stat System, the Company’s neuropathy diagnostic system, has been on the market since May 1999 and is presently used in over 2,400 physician’s offices, clinics and other health care facilities in the United States. The Company holds issued utility patents covering a number of important aspects of the NC-stat System.

The statements contained in this press release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the Company’s or its management’s expectations, hopes, beliefs, intentions or strategies regarding the future. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on it. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, risks associated with: dependence on the NC- stat System and its components; the Company’s ability to increase its customer base and expand the market for its products; the ability to manage growth; obtaining necessary regulatory approvals; reliance on third party manufacturers and suppliers; reimbursement by third party payors to the Company’s customers for procedures performed using the NC-stat System; compliance with applicable quality control and manufacturing standards; retaining key management or scientific personnel; delays in the development of new products or to planned improvements to the Company’s products; effectiveness of the Company’s products compared to other medical device products; protection of the Company’s intellectual property and other proprietary rights; conflicts with the intellectual property of third parties; product liability lawsuits that may be brought against the Company; dependence upon computer and communication infrastructure utilized by the Company’s products; the Company’s capital and financing needs; and any failure of the Company to successfully integrate acquired businesses. These factors are discussed in more detail in the Company’s filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the Company’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

NeuroMetrix, Inc.

Condensed Statement of Operations

(Unaudited)

	Three Months Ended
	March 31, 2005	March 31, 2004

Revenues:
Diagnostic device	$812,400	$334,107
Biosensor	5,977,364	2,696,160
Total revenues	6,789,764	3,030,267

Cost of revenues	1,817,725	827,207
Gross margin	4,972,039	2,203,060

Operating expenses:
Research and development (1)	904,204	650,417
Sales and marketing (1)	3,244,651	1,334,610
General and administrative (1)	1,594,040	854,540
Total operating expenses	5,742,895	2,839,567

Loss from operations	(770,856)	(636,507)

Interest income	176,380	4,924
Interest expense	(1,838)	(148,411)

Net loss	(596,314)	(779,994)

Accretion of redeemable convertible preferred stock	—	(534,422)
Deemed dividend on redeemable convertible preferred stock	—	(787,885)
Beneficial conversion feature associated with redeemable convertible preferred stock	—	(7,050,771)

Net loss attributable to common stockholders	(596,314)	(9,153,072)

Net loss per common share (basic and diluted)	$(0.05)	$(8.78)

Weighted average shares used to compute basic and diluted net loss per common share	12,043,103	1,042,990

(1) Non-cash stock-based compensation expense included in these amounts are as follows:

Research and development	$19,880	$15,761
Sales and marketing	36,269	17,407
General and administrative	19,826	11,452
Total non-cash stock based compensation	$75,975	$44,620

NeuroMetrix, Inc.

Condensed Balance Sheets

	March 31, 2005	December 31, 2004
	(Unaudited)
Assets

Current assets:
Cash and cash equivalents	$2,437,794	$1,936,241
Short-term investments	20,410,408	18,574,593
Accounts receivable, net	3,527,561	3,126,565
Inventory	1,499,225	1,284,261
Prepaid expenses and other current assets	775,724	672,970
Current portion of deferred costs	154,340	140,719
Total current assets	28,805,052	25,735,349

Restricted cash	1,897,200	1,897,200
Long-term investments	7,006,885	9,497,158
Fixed assets, net	675,254	679,359
Deferred costs	158,666	143,462
Total assets	$38,543,057	$37,952,528

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,506,222	$899,291
Accrued expenses	2,288,338	1,936,626
Current portion of deferred revenue	463,389	399,468
Total current liabilities	4,257,949	3,235,385

Deferred revenue	544,377	471,734
Other long-term liabilities	174,545	189,091
Total liabilities	4,976,871	3,896,210

Stockholders’ equity:
Common stock	1,206	1,203
Additional paid-in capital	92,308,583	92,278,379
Deferred compensation	(669,111)	(745,086)
Accumulated deficit	(58,074,492)	(57,478,178)
Total stockholders’ equity	33,566,186	34,056,318

Total liabilities and stockholders’ equity	$38,543,057	$37,952,528

CONTACT: NeuroMetrix, Inc.
Bradford Smith, 781-890-9989
Chief Financial Officer
neurometrix.ir@neurometrix.com

SOURCE: NeuroMetrix, Inc.